UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

Nielsen Holdings N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042	98-0662038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Nielsen Holdings N.V. (the “Company”) held its annual meeting of shareholders on May 24, 2011. The Company’s shareholders considered nine proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2011. The final voting results for each matter submitted to a vote of shareholders at the annual meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
1. To authorize the preparation of the Dutch statutory annual accounts and the annual report of the Board of Directors for the year ended December 31, 2010 in the English language and to adopt the Dutch statutory annual accounts for the year ended December 31, 2010	329,046,708	8,363	624,274	—

2. To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2010	327,412,198	60,575	2,206,572	—

3. To elect the following Executive and Non-Executive Directors of the Board of Directors

David L. Calhoun	321,864,439	788,280	478,352	6,548,274

James A. Atwood, Jr.	307,059,609	15,593,090	478,372	6,548,274

Richard J. Bressler	307,065,342	15,587,312	478,417	6,548,274

Simon E. Brown	307,164,653	15,488,001	478,417	6,548,274

Michael S. Chae	307,060,002	15,592,697	478,372	6,548,274

Patrick Healy	307,059,802	15,592,797	478,472	6,548,274

Karen M. Hoguet	322,294,878	357,721	478,472	6,548,274

James M. Kilts	307,164,263	15,488,391	478,417	6,548,274

Iain Leigh	307,065,090	15,587,464	478,517	6,548,274

Eliot P. S. Merrill	307,064,896	15,587,658	478,517	6,548,274

Alexander Navab	307,158,984	15,493,715	478,372	6,548,274

Robert Pozen	322,297,028	355,626	478,417	6,548,274

Robert Reid	307,069,389	15,587,365	474,317	6,548,274

Scott A. Schoen	307,060,078	15,592,621	478,372	6,548,274

Javier G. Teruel	322,297,358	355,241	478,472	6,548,274

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011	328,843,574	342,732	493,039	—

	For	Against	Abstain	Broker Non-Votes

5. To appoint Ernst & Young Accountants LLP as the Company’s auditor who will audit the Dutch statutory annual accounts for the year ending December 31, 2011	328,842,588	343,738	493,019	—

6. To approve the extension of the authority of the Board of Directors to issue shares and/or grant rights to acquire the Company’s shares (including options to subscribe for shares) never to exceed the number of authorized but unissued shares, and to limit or exclude the preemptive rights of shareholders with respect to the issuance of shares and/or grant of the right to acquire shares until May 24, 2016	294,182,722	28,368,124	580,225	6,548,274

7. To approve the extension of the authority of the Board of Directors to repurchase up to 10% of the Company’s issued share capital until November 24, 2012 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share on any securities exchange where the Company’s shares are traded	328,814,593	367,640	497,112	—

8. To approve, in a non-binding, advisory vote the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the SEC rules	322,030,676	462,790	637,605	6,548,274

Additionally, set forth below are the voting results on the following matter:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9. To determine, in a non-binding, advisory vote the frequency of shareholder votes to approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to the SEC rules	24,374,852	446,536	297,827,391	482,292	6,548,274

In light of such vote, the Company’s Board of Directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every three years until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers. The Company is currently required to hold votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011

NIELSEN HOLDINGS N.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer